Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Nos. 33-20981 and 33-88962 filed on Form S-8 and Nos. 333-111237 and 333-112100 filed on Form S-3 of Comstock Resources, Inc. and the related Prospectuses of our report dated July 12, 2005 with respect to the Statement of Operating Revenues and Direct Operating Expenses of the EnSight Acquisition Properties for the year ended December 31, 2004.

/s/ Cole, Evans & Peterson
Shreveport, Louisiana
July 12, 2005

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